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                                                                    EXHIBIT 4b

                       CERTIFICATE OF DESIGNATIONS, PREFERENCES
                  AND RIGHTS OF SERIES C CONVERTIBLE PREFERRED STOCK
                                          OF
                           IMAGING TECHNOLOGIES CORPORATION

    Imaging Technologies Corporation (the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $1,000 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of One Thousand Two Hundred (1,200) shares of Series C Redeemable Convertible Preferred Stock of the Company, as follows:

         RESOLVED, that the Company is authorized to issue 1,200 shares of Series C Redeemable Convertible Preferred Stock (the "PREFERRED SHARES"), par value $1,000 per share, which shall have the following powers, designations, preferences and other special rights:

         (1)  DIVIDENDS.  The Preferred Shares shall not bear any dividends.

         (2) HOLDER'S CONVERSION OF PREFERRED SHARES. A holder of Preferred Shares shall have the right, at such holder's option, to convert the Preferred Shares into shares of the Company's common stock, $.005 par value per share (the "COMMON STOCK"), on the following terms and conditions:

              (a) CONVERSION RIGHT. Subject to the provisions of Section 2(k) below, at any time or times on or after the date which is 46 days after the Issuance Date (as defined below), any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(i) below) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event shall any holder be entitled to convert Preferred Shares in excess of that number of Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon
    (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The holder may waive the foregoing limitations by written notice to the Company upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

              (b) CONVERSION RATE. The number of shares of Common Stock issuable upon conversion of each of the Preferred Shares pursuant to Sections (2)(a), 2(g) and 2(h) shall be determined according to the following formula (the "CONVERSION RATE"):

                   (.06)(N/365)(10,000) + 10,000
                   -----------------------------
                        Conversion Price


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    For purposes of this Certificate of Designations, the following terms shall have the following meanings:

                   (i) "CONVERSION PRICE" means, as of any Conversion Date (as defined below) or other date of determination, the lower of the Fixed Conversion Price and the Floating Conversion Price, each in effect as of such date and subject to adjustment as provided herein;

                   (ii) "FIXED CONVERSION PRICE" means 150% of the Market Price on the date of issuance of the applicable Preferred Shares, subject to adjustment as provided herein;

                   (iii) "FLOATING CONVERSION PRICE" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage in effect as of such date by the Market Price as of such date;

                   (iv) "CONVERSION PERCENTAGE" means (A) 100% for the period beginning on the Issuance Date and ending on and including the date which is 90 days after the Issuance Date, (B) 95% for the period beginning on and including the date which is 91 days after the Issuance Date and ending on and including the date which is 180 days after the Issuance Date and (C) 90% for the period beginning on and including the date which is 181 days after the Issuance Date and ending on and including the date which is five years after the Issuance Date, subject in each case to adjustment as provided herein;

                   (v) "MARKET PRICE" means, with respect to any security for any date, the lowest Closing Bid Price (as defined below) for such security during the seven consecutive trading days immediately preceding such date;

                   (vi) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price for such security on The Nasdaq SmallCap Market as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if The Nasdaq SmallCap Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Preferred Shares. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(f)(iii) below with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock, split or other similar transaction during such period).

                   (vii) "N" means the number of days from, but excluding, the Issuance Date through and including the Conversion Date for the Preferred Shares for which conversion is being elected; and

                   (viii) "ISSUANCE DATE" means, with respect to each Preferred Share, the date of issuance of the applicable Preferred Share.

              (c) EFFECT OF FAILURE TO OBTAIN AND MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. If the registration statement (the "REGISTRATION STATEMENT") covering the resale of the shares of Common Stock issuable upon conversion or exercise of the Preferred Shares and the Warrants (as defined in the Securities Purchase Agreement), respectively, and required to be filed by the Company pursuant to the Registration Rights Agreement between the Company and the Buyers referred to therein (the "REGISTRATION RIGHTS AGREEMENT") is not
(i) filed within 45 days of the first Issuance Date of any Preferred Shares (the "SCHEDULED FILING DATE"), (ii) declared effective by the United States Securities and Exchange Commission (the "SEC") on or before 150 days after the first Issuance Date for


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any Preferred Shares (the "SCHEDULED EFFECTIVE DATE"), or (iii) if after the
Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Conversion Percentage and the Fixed Conversion Price shall be adjusted as follows:

                           (A) CONVERSION PERCENTAGE. The Conversion Percentage in effect at such time shall be reduced by a number of percentage points equal to the product of (I) .06 and (II) the sum of
    (x) the number of days after the Scheduled Filing Date that the relevant Registration Statement is filed with the SEC, (y) the number of days after the Scheduled Effective Date and prior to the date that the relevant Registration Statement is declared effective by the SEC (without double-counting any number of days after the Scheduled Filing Date that the relevant Registration Statement is filed, if applicable) and (z) the number of days that sales cannot be made pursuant to the Registration Statement in accordance with the Registration Rights Agreement after the Registration Statement has been declared effective. (For example, if the Registration Statement becomes effective 30 days after the Scheduled Effective Date, the Conversion Percentage would be 88.2% percent until any subsequent adjustment; if thereafter sales could not be made pursuant to the Registration Statement for a period of 40 additional days, the Conversion Percentage would then be 85.8%); and

                           (B) FIXED CONVERSION PRICE. The Fixed Conversion Price in effect at such time shall be reduced by an amount equal to the product of (I) the Fixed Conversion Price in effect as of the Issuance Date and (II) .0006 multiplied by (III) the sum of (x) the number of days after the Scheduled Filing Date that the relevant Registration Statement is filed with the SEC, (y) the number of days after the Scheduled Effective Date and prior to the date that the relevant Registration Statement is declared effective by the SEC (without double-counting any number of days after the Scheduled Filing Date that the relevant Registration Statement is filed, if applicable) and (z) the number of days that sales cannot be made pursuant to the Registration Statement in accordance with the Registration Rights Agreement after the Registration Statement has been declared effective. (For example, assuming for purposes of this Section 3(c)(B) only that the Fixed Conversion Price equals $9.00, if the Registration Statement becomes effective 30 days after the Scheduled Effective Date, the Fixed Conversion Price would be $8.982 until any subsequent adjustment; if thereafter sales could not be made pursuant to the Registration Statement for a period of 40 additional days, the Fixed Conversion Price would then be $8.958.)

              (d) ADJUSTMENT TO CONVERSION PRICE C DILUTION AND OTHER EVENTS. In order to prevent dilution of the rights granted under this Certificate of Designations, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

                   (i) ADJUSTMENT OF FIXED CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. If and whenever on or after the date of issuance of the Preferred Shares, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below)) for a consideration per share less than the Fixed Conversion Price in effect immediately prior to such time (the "APPLICABLE PRICE"), then immediately after such issue or sale, the Fixed Conversion Price shall be reduced to an amount equal to the product of (x) the Fixed Conversion Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Applicable Price and (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following shall be applicable:


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                           (A)    ISSUANCE OF OPTIONS.  If the Company in any
    manner grants any rights or options to subscribe for or to purchase Common Stock (other than pursuant to an Approved Stock Plan or upon conversion of the Preferred Shares) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Applicable Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this Section 2(d)(i)(A), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (B) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Applicable Price, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this Section 2(d)(i)(B), the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing
    (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Fixed Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(d)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

                           (C) CHANGE IN OPTION PRICE OR RATE OF CONVERSION. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Fixed Conversion Price in effect at the time of such change shall be readjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.



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                           (D)    CERTAIN DEFINITIONS.  For purposes of
    determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following terms have meanings set forth below:

                             (I)  "APPROVED STOCK PLAN" shall mean any
    contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider.

                             (II) "COMMON STOCK DEEMED OUTSTANDING" means, at
    any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(d)(i)(A) and 2(d)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Preferred Shares.

                           (E) EFFECT ON FIXED CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following shall be applicable:

                             (I)   CALCULATION OF CONSIDERATION RECEIVED.  If
    any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price of such securities for the twenty (20) consecutive trading days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company. The determination of such appraiser shall be deemed binding upon all parties absent manifest error.

                             (II)  INTEGRATED TRANSACTIONS.  In case any
    Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

                             (III) TREASURY SHARES.  The number of shares of
    Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                             (IV)  RECORD DATE.  If the Company takes a record
    of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.


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                   (ii)    ADJUSTMENT OF FIXED CONVERSION PRICE UPON
    SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

                   (iii) ADJUSTMENT OF FLOATING CONVERSION PRICE UPON ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells Convertible Securities that are convertible into Common Stock at a price which varies with the market price of the Common Stock (the formulation for such variable price being herein referred to as, the "VARIABLE PRICE") and such Variable Price is not calculated using the same formula used to calculate the Floating Conversion Price in effect immediately prior to the time of such issue or sale, the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("VARIABLE NOTICE") on the date of issuance of such Convertible Securities. If the holders of Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding provide written notice via facsimile and overnight courier (the "VARIABLE PRICE ELECTION NOTICE") to the Company within five (5) business days of receiving a Variable Notice that such holders desire to replace the Floating Conversion Price then in effect with the Variable Price described in such Variable Notice, the Company shall prepare and deliver to each holder of the Preferred Shares via facsimile and overnight courier a copy of an amendment to this Certificate of Designations (the "VARIABLE PRICE AMENDMENT") that substitutes the Variable Price for the Floating Conversion Price (together with such modifications to this Certificate of Designations as may be required to give full effect to the substitution of the Variable Price for the Floating Conversion Price) within five (5) business days after receipt of the requisite number of Variable Price Election Notices set forth above. The Company shall file such Variable Price Amendment with the Secretary of State of the State of Delaware within five (5) business days after delivery of the Variable Price Amendment to the holders of the Preferred Shares; provided that in the event that the Company receives a notice prior to the filing of the Variable Price Amendment from any holder who has delivered a Variable Price Election Notice in connection with such Variable Price Amendment that such holder objects to the form of the Variable Price Amendment, the Company shall not file such Variable Price Amendment until such time as the Variable Price Amendment has been revised to the reasonable satisfaction of such holder and approved in writing by the holders of the Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding. Except as provided in the preceding proviso, a holder's delivery of a Variable Price Election Notice shall serve as the consent required to amend this Certificate of Designations pursuant to Section 14 below.

                   (iv) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares had such Organic Change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions). In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2(d) and Section 2(e) below will thereafter be applicable to the Preferred Shares (including, in the case of any such consolidation, merger or


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    sale in which the successor entity or purchasing entity is other than the
    Company, an immediate adjustment of the Fixed Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than the Fixed Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to the holders of a majority of the Preferred Shares then outstanding), the obligation to deliver to each holder of Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                   (v) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 2(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this
    Section 2(d).

                   (vi)    NOTICES.

                           (A) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                           (B)     The Company will give written notice to
    each holder of Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided that in no event shall such notice be provided to such holder prior to such information being made known to the public.

                           (C) The Company will also give written notice to each holder of Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place; provided that in no event shall such notice be provided to such holder prior to such information being made known to the public.

              (e) PURCHASE RIGHTS. In addition to any adjustments of the Conversion Price pursuant to Section 2(d) above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the timing or amount of conversions) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

              (f) MECHANICS OF CONVERSION. Subject to the Company's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 6 below:

                   (i) HOLDER'S DELIVERY REQUIREMENTS. To convert Preferred Shares into full shares of Common Stock on any date (the "CONVERSION DATE"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Central Time on such date, a copy of a


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    fully executed notice of conversion in the form attached hereto as Exhibit
    I (the "CONVERSION NOTICE"), to the Company or its designated transfer agent (the "TRANSFER AGENT"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATES") and the originally executed Conversion Notice.

                   (ii) COMPANY'S RESPONSE. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, on the next business day following the date of receipt (or the second business day following the date of receipt if received after 11:00 a.m. local time of the Company or Transfer Agent, as applicable), (I) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (II) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company or Transfer Agent, as the case may be, shall, as soon as practicable and in no event later than two business days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

                   (iii) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations.
    Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                   (iv) RECORD HOLDER. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                   (v)     COMPANY'S FAILURE TO TIMELY CONVERT.  If within ten
    (10) business days of the Company's or the Transfer Agent's receipt of the Preferred Stock Certificates to be converted and the originally executed Conversion Notice the Company shall fail to issue a certificate to a holder or credit the holder's balance account with The Depository Trust Company for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Preferred Shares or to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(f)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement between the Company and the initial holders of the Preferred Shares (the "SECURITIES PURCHASE AGREEMENT") (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder on each date after such tenth
    (10th) business day that such
    conversion is not timely effected in an amount equal to 1.0% of the product of (A) the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 2(f)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 2(f)(ii), the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 2(f) (ii) and
    (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating
    Section 2(f)(ii).

              (g) MANDATORY CONVERSION. If any Preferred Shares remain outstanding on the Mandatory Conversion Date (as defined below), then all such Preferred Shares shall be converted as of such date in accordance with this Section 2 as if the holders of such Preferred Shares had given the Conversion Notice on the Mandatory Conversion Date. All holders of Preferred Shares shall thereupon surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent and on the Mandatory Conversion Date all Preferred Shares, whether or not the Preferred Stock Certificates therefor are surrendered, shall be cancelled and deemed null and void provided that the Company has complied with its obligations under this Section 2(g). "MANDATORY CONVERSION DATE" means the date which is five years after the applicable Issuance Date.

              (h) CONVERSION AT THE OPTION OF THE COMPANY. At any time or times on or after the Issuance Date, the Company shall have the right, in its sole discretion, to require that any or all of the outstanding Preferred Shares be converted ("CONVERSION AT COMPANY'S ELECTION") at the Conversion Rate; provided that the Conditions to Conversion at the Option of the Company (as set forth below) are satisfied. The Company shall exercise its right to Conversion at Company's Election by providing each holder of Preferred Shares written notice ("NOTICE OF CONVERSION AT COMPANY'S ELECTION") at least 30 days prior to the date selected by the Company for conversion ("COMPANY'S ELECTION CONVERSION DATE"). If the Company elects to require conversion of some, but not all, of the Preferred Shares, the Company shall convert an amount from each holder of Preferred Shares equal to such holder's pro rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding on Company's Election Conversion Date) of all Preferred Shares the Company is requiring to be converted. The Notice of Conversion at Company's Election shall indicate (x) the number of Preferred Shares the Company has selected for conversion, (y) the Company's Election Conversion Date, which date shall be not less than 30 or more than 40 days after each holder's receipt of such notice, and (z) each holder's pro rata share of outstanding Preferred Shares. All Preferred Shares selected for conversion in accordance with the provision of this Section 2(h) shall be converted as of the Company's Election Conversion Date in accordance with this Section 2 as if the holders of such Preferred Shares selected by the Company to be converted had given the Conversion Notice on the Company's Election Conversion Date. All holders of Preferred Shares shall thereupon and within two business days the Company's Election Conversion Date surrender all Preferred Stock Certificates selected for conversion, duly endorsed for cancellation, to the Company or the Transfer Agent. "CONDITIONS TO CONVERSION AT THE COMPANY'S ELECTION" means the following conditions:
    (i) on each day during the 20 consecutive trading days immediately preceding the date of the Company's Notice of Conversion at the Company's Election, the last reported sale price (as reported by Bloomberg) of the Common Stock is at least 200% of the last reported sale price (as reported by Bloomberg) as of the applicable Issuance Date of the Preferred Shares being converted; (ii) on each day during the period beginning on the date of the Notice of Conversion at the Company's Election and ending on and including the Company's Election Conversion Date, the last reported sale price (as reported by Bloomberg) of the Common Stock is at least 170% of the last reported sale price (as reported by Bloomberg) as of the applicable Issuance Date of the Preferred Shares being converted; (iii) the Company shall not have previously given Notice of Conversion at Company's Election; (iv) the Company's stockholders shall have approved the issuance of the Securities (as defined below) on or prior to the date of the Company's Notice of Conversion at Company's Election; (v) on each day during the period beginning 20 days prior to the Notice of Conversion at the Company's Election and ending on and including the Company's Election Conversion Date, the Registration Statement shall be effective and available for the sale of no less than 125% of the sum of (A) the number of Conversion Shares then issuable upon the conversion of all outstanding Preferred Shares, including the Conversion Shares to be issued pursuant to this Conversion at the Company's Election, (B) the number of Warrant Shares (as defined in the Securities Purchase Agreement) then issuable upon exercise of all outstanding Warrants and (C) the number of Conversion Shares and Warrant Shares that are then held by the holders of the Preferred Shares, (vi) on each day during the period beginning 20 days prior to the date of the Company's Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date, the Common Stock is designated for quotation on The Nasdaq SmallCap Market or the Nasdaq National Market or a national securities exchange and is not suspended from trading; (vii) during the period beginning 20 days prior to the date of the Company's Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date, the Average Daily Trading Dollar Volume (as defined below) is not less than $250,000; (viii) during the period beginning on the Initial Issuance Date and ending on and including the Company's Election Conversion Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants to the Buyers on a timely basis as set forth in Section 2(f)(ii) of this Certificate of Designations and Sections 2(a) and 2(b) of the Warrants, respectively; and (ix) the Company otherwise has satisfied its obligations and is not in default under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement. For purposes of this Section 2(h), "AVERAGE DAILY TRADING DOLLAR VOLUME" means the average during any period of the number of shares of Common Stock sold on each trading day multiplied by such day's weighted-average trading price as reported by Bloomberg; provided, however, that for purposes of determining the Average Daily Trading Dollar Volume, block trades in excess of 30,000 shares of Common Stock shall be counted as the sale of only 30,000 shares of Common Stock. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for conversion) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company's Election Conversion Date (and, after such holder's receipt of the Notice of Conversion at Company's Election, without regard to the conversion limitations set forth in Section 2(k) below).

              (i) FRACTIONAL SHARES. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

              (j) TAXES. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Preferred Shares.

              (k) CONVERSION RESTRICTIONS. Other than a conversion pursuant to Section 2(g) or 2(h), the right of a holder of Preferred Shares to convert Preferred Shares pursuant to this Section 2 shall be limited as set forth below. Without the prior consent of the Company, a holder of Preferred Shares shall not be entitled convert an aggregate number of Preferred Shares from the Issuance Date of such Preferred Shares through the date of this determination in excess of the number of Preferred Shares which when divided by the number of Preferred Shares purchased by such holder on such Issuance Date would exceed (i) 0.20 for the period beginning on the date which is 46 days after the Issuance Date and ending on and including the date which is 90 days after the Issuance Date, (ii) 0.40 for the period beginning on and including the date which is 91 days after the Issuance Date and ending on and including the date which is 135 days after the Issuance Date, (iii) 0.60 for the period beginning on the date which is 136 days after the Issuance Date and ending on and including the date which is 180 days after the Issuance Date, (iv) 0.80 for the period beginning on and including the date which is 181 days after the Issuance Date and ending on and including the date which is 225 days after the Issuance Date and
    (v) 1.00 for the period beginning on and including the date which is 226 days after the Issuance Date and ending on and including the date which is five years after the Issuance Date. Notwithstanding the foregoing, the conversion restriction set forth in this Section 2(k) shall not apply
    (x) if
    there shall have occurred a Material Adverse Change (as defined below),
    (y) with respect to any conversion of Preferred Shares at a Conversion Price which is equal to the Fixed Conversion Price then in effect or (z) the Company has delivered a Put Share Notice (as defined under the Securities Purchase Agreement). For purposes of this Section 2(k), "MATERIAL ADVERSE CHANGE" means any change, event, result or happening involving, directly or indirectly, the Company or any of its subsidiaries resulting in a material adverse effect on the business, prospects, financial condition or results or operations of the Company and its subsidiaries, taken as a whole, including, without limitation, an event constituting a Major Business Event (as defined in the Securities Purchase Agreement) or a Triggering Event shall have occurred.

              (l) ADJUSTMENT OF CONVERSION RESTRICTIONS UPON ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells Convertible Securities that are convertible into Common Stock and are subject to restrictions on the amount of shares that can be converted (the restriction on conversions being herein referred to as, the "CONVERSION RESTRICTIONS") and such Conversion Restriction is not formulated with using the same time periods and percentages used in Section 2(k), the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("CONVERSION RESTRICTION NOTICE") on the date of issuance of such Convertible Securities. If the holders of Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding which remain subject to the restrictions in Section 2(k) provide written notice via facsimile and overnight courier (the "CONVERSION RESTRICTION ELECTION NOTICE") to the Company within five (5) business days of receiving a Conversion Restriction Notice that such holders desire to replace the conversion restrictions set forth in Section 2(k) then in effect with the Conversion Restriction described in such Conversion Restriction Notice, the Company shall prepare and deliver to each holder of the Preferred Shares via facsimile and overnight courier a copy of an amendment to this Certificate of Designations (the "CONVERSION RESTRICTION AMENDMENT") that substitutes the Conversion Restriction for conversion restrictions set forth in Section 2(k) (together with such modifications to this Certificate of Designations as may be required to give full effect to the substitution of the Conversion Restriction for the conversion restrictions set forth in Section 2(k)) within five (5) business days after receipt of the requisite number of Conversion Restriction Election Notices set forth above. The Company shall file such Conversion Restriction Amendment with the Secretary of State of the State of Delaware within five (5) business days after delivery of the Conversion Restriction Amendment to the holders of the Preferred Shares; provided that in the event that the Company receives a notice prior to the filing of the Conversion Restriction Amendment from any holder who has delivered a Conversion Restriction Election Notice in connection with such Conversion Restriction Amendment that such holder objects to the form of the Conversion Restriction Amendment, the Company shall not file such Conversion Restriction Amendment until such time as the Conversion Restriction Amendment has been revised to the reasonable satisfaction of such holder and approved in writing by the holders of the Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding. Except as provided in the preceding proviso, a holder's delivery of a Conversion Restriction Election Notice shall serve as the consent required to amend this Certificate of Designations pursuant to
    Section 14 below.

         (3)  REDEMPTION AT OPTION OF HOLDERS.

              (a) REDEMPTION OPTION UPON MAJOR TRANSACTION. In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to greater of
    (i) Liquidation Value (as defined in Section 10 below) and (ii) the product of (A) the Conversion Rate at such time and (B) the Closing Bid Price on the date of the public announcement of such Major Transaction or the next date on which the exchange or market on which the Common Stock is traded is open if such public announcement is made (X) after 12:00 p.m., Central Time, time on such date or (Y) on a date on which the exchange or market on which the Common Stock is traded is closed ("MAJOR TRANSACTION REDEMPTION PRICE").

              (b) REDEMPTION OPTION UPON TRIGGERING EVENT. In addition to all other rights of the holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) $12,500 and (ii) the product of (A) the Conversion Rate at such time and (B) the Closing Bid Price calculated as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open ("TRIGGERING EVENT REDEMPTION PRICE" and, collectively with "MAJOR TRANSACTION REDEMPTION PRICE," the "REDEMPTION PRICE"); provided, however, that in the case of Triggering Event described in Section 3(d)(iii) below, the Triggering Event Redemption Price shall equal the greater of (i) the Liquidation Value and
    (ii) the product of (A) the Conversion Rate at such time and (B) the Closing Bid Price calculated as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open. The Company hereby warrants and agrees that the Fixed Conversion Price for any Preferred Shares that are not redeemed after the occurrence of a Triggering Event described in Section 3(d)(iii) below shall be reset to equal the lesser of (x) 150% of the Market Price on the date of issuance of the applicable Preferred Shares, subject to adjustment, and
    (y) 150% of the Market Price on the date immediately following such Triggering Event on which the exchange or market on which the Common Stock is traded is open.

              (c) "MAJOR TRANSACTION". A "MAJOR TRANSACTION" shall be deemed to have occurred at such time as any of the following events:

                   (i) the consolidation, merger or other business combination of the Company with or into another Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company) pursuant to which either
    (x) the continuing or surviving entity is not a public company or (y) the stockholders of the Company existing at the time of such consolidation, merger or other business combination cannot elect a majority of the directors of the continuing or surviving entity immediately following such consolidation, merger or business combination.

                   (ii) the sale or transfer of all or substantially all of the Company's assets pursuant to which either (x) the purchasing entity is not a public company or (y) the stockholders of the Company existing at the time of such sale cannot elect a majority of the directors of the purchasing entity immediately following such sale; or

                   (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 10% of the outstanding shares of Common Stock which requires or receives the consent of the Company's Board of Directors.

              (d) "TRIGGERING EVENT". A "TRIGGERING EVENT" shall be deemed to have occurred at such time as any of the following events:

                   (i) the failure of the Registration Statement to be declared effective by the SEC on or prior to the date that is 240 days after the Initial Issuance Date;

                   (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Preferred Shares;

                   (iii) the failure of the Common Stock to be listed on the Nasdaq National Market, The Nasdaq SmallCap Market, The New York Stock Exchange, Inc. or The American Stock

    Exchange, Inc. for a period of seven consecutive days (provided that such failure shall not constitute a Triggering Event if the Company delists the Common Stock at the election of the holders of Preferred Shares pursuant to
    Section 3(g) below); or

                   (iv) the Company's notice to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Preferred Shares into shares of Common Stock, including due to any of the reasons set forth in Section 6(a) below.

              (e) MECHANICS OF REDEMPTION AT OPTION OF BUYER UPON MAJOR TRANSACTION. No sooner than 15 days nor later than 10 days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF MAJOR TRANSACTION") to each holder of Preferred Shares. At any time after receipt of a Notice of Major Transaction, the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding may require the Company to redeem all of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF BUYER UPON MAJOR TRANSACTION") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Preferred Shares that such holders are voting in favor of redemption and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 3(a) above.

              (f) MECHANICS OF REDEMPTION AT OPTION OF BUYER UPON TRIGGERING EVENT. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF TRIGGERING EVENT") to each holder of Preferred Shares. At any time after receipt of a Notice of Triggering Event, the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding may require the Company to redeem all of the Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF BUYER UPON TRIGGERING EVENT") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Preferred Shares that such holders are voting in favor of redemption and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 3(b) above.

              (g) PAYMENT OF REDEMPTION PRICE. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer Upon Major Transaction or a Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, from the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, the Company shall immediately notify each holder by facsimile of the Company's receipt of such requisite notices necessary to affect a redemption and each holder of Preferred Shares shall thereafter promptly send such holder's Preferred Stock Certificates to be redeemed to the Company or its Transfer Agent. The Company shall deliver the applicable Redemption Price to such holder within five days after the Company's receipt of the requisite notices required to affect a redemption; provided, however, that the Major Transaction Redemption Price must be delivered to such holder prior to, or simultaneously with, the occurrence of a Major Transaction; provided further that a holder's Preferred Stock Certificates shall have been so delivered to the Company or its Transfer Agent; provided further that if the Company is unable to redeem all of the Preferred Shares, the Company shall redeem an amount from each holder of Preferred Shares equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being redeemed. The Company hereby covenants and agrees that a Major Transaction shall not be consummated until the Company redeems all of the Preferred Shares submitted for redemption pursuant to a Major Transaction. If the Company shall fail to redeem all of the Preferred Shares submitted for redemption pursuant to a Triggering Event (other than pursuant to a dispute as to the arithmetic calculation of the Triggering Event Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, the Triggering Event Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Until the Company pays any unpaid applicable Redemption Price in full to each holder, holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, including shares of Preferred Shares submitted for redemption pursuant to this Section 3 and for which the applicable Redemption Price has not been paid, shall have the option (the "VOID OPTIONAL REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to each holder all of the Preferred Shares that were submitted for redemption by such holder under this Section 3 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID OPTIONAL REDEMPTION NOTICE"). Upon the Company's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to each holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Preferred Shares submitted to the Company by each holder for redemption under this Section 3(i) and for which the applicable Redemption Price has not been paid, (iii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of
    (A) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice(s) is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect, and (iv) the Conversion Percentage in effect at such time shall be reduced by a number of percentage points equal to the product of (A) .25 and (B) the number of days in the period beginning on the date on which the Notice(s) of Redemption at Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company. In addition, if a redemption voided pursuant to this Section 3(i) was caused by a Triggering Event involving the Company's inability to issue Conversion Shares because of the Exchange Cap (as defined in Section 13), and if so directed by the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, including shares of Preferred Shares submitted for redemption pursuant to this Section 3 with respect to which the applicable Redemption Price has not been paid, in a Void Mandatory Redemption Notice, the Company shall immediately delist the Common Stock from such exchange and have the Common Stock, at such holders' option, listed on The Nasdaq SmallCap Market or traded on the electronic bulletin board or the "pink sheets". Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Closing Bid Price" being substituted for the term "Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". Payments provided for in this Section 3 shall have priority to payments to other stockholders in connection with a Major Transaction.

         (4)  COMPANY'S RIGHT TO REDEEM AT ITS ELECTION. Notwithstanding
    Section 2(g) or anything herein to the contrary but subject to Sections 4(d) and 4(e) below, on the date which is two years after the Issuance Date, but only on such date, the Company shall have the right, in its sole discretion, to redeem ("REDEMPTION AT THE COMPANY'S ELECTION"), from time to time, any or all of the Preferred Shares at the Redemption Price at the Company's Election (as defined below). If the Company elects to redeem some, but not all, of the Preferred Shares, the Company shall redeem an amount from each holder of Preferred Shares equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being redeemed.

              (a) REDEMPTION PRICE AT THE COMPANY'S ELECTION. The "REDEMPTION PRICE AT THE COMPANY'S ELECTION" shall be an amount per Preferred Share equal to the product of (i) 1.1 multiplied by (ii) the sum of
    (A) (.06)(P/365)(10,000) plus (B) 10,000; where "P" means the number of days from, but excluding, the Issuance Date through and including the Date of Redemption at the Company's Election (as defined in Section 4(b)).

              (b) MECHANICS OF REDEMPTION AT THE COMPANY'S ELECTION. The Company shall effect each such redemption no sooner than 20 trading days nor later than 40 trading days after delivering written notice of its Redemption at the Company's Election via facsimile and overnight courier ("NOTICE OF REDEMPTION AT THE COMPANY'S ELECTION") to (i) each holder of the Preferred Shares and (ii) the Transfer Agent. Such Notice of Redemption at the Company's Election shall indicate (A) the number of shares of Preferred Shares that have been selected for redemption, (B) the date that such redemption is to become effective (the "DATE OF REDEMPTION AT THE COMPANY'S ELECTION") and (C) the applicable Redemption Price at the Company's Election. Notwithstanding the above, any holder may convert into Common Stock pursuant to Section (2)(a) above, on or prior to the date immediately preceding the Date of Redemption at the Company's Election, any Preferred Shares that such holder is otherwise entitled to convert (and, after such holder's receipt of the Notice of Redemption at the Company's Election, without regard to the conversion limitations set forth in Section 2(k)), including Preferred Shares that have been selected for Redemption at the Company's Election pursuant to this Section 4.

              (c) PAYMENT OF REDEMPTION PRICE. Each holder submitting Preferred Shares being redeemed under this Section 4 shall send such holder's Preferred Stock Certificates so redeemed to the Company or its Transfer Agent within five (5) business days after the Date of Redemption at the Company's Election, and the Company shall pay the applicable Redemption Price at the Company's Election to that holder in cash within three business days after such holder's Preferred Stock Certificates are so delivered to the Company or its Transfer Agent. If the Company shall fail to pay the applicable Redemption Price at the Company's Election to such holder on a timely basis as described in this Section 4(c), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.5% per month until paid in full. Notwithstanding the foregoing, if the Company fails to pay the applicable Redemption Price at the Company's Election to a holder within the time period described in this Section 4 due to a dispute as to the arithmetic calculation of the Redemption Price at the Company's Election, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Redemption Price at the Company's Election" being substituted for the term "Conversion Rate."

              (d) COMPANY MUST HAVE IMMEDIATELY AVAILABLE FUNDS OR CREDIT FACILITIES. The Company shall not be entitled to send any Notice of Redemption at the Company's Election pursuant to Section 4(b) above and begin the redemption procedure under this Section 4, unless it has:

                   (i) the full amount of the Redemption Price at the Company's Election in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                   (ii) credit facilities, with a bank or similar financial institutions that are immediately available and unrestricted for use in redeeming the Preferred Shares, in the full amount of the Redemption Price at the Company's Election;

                   (iii) a written agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to a Redemption at the Company's Election; or

                   (iv) a combination of the items set forth in the preceding clauses (i), (ii) and (iii), aggregating the full amount of the Redemption Price at the Company's Election.

              (e) CERTAIN CONDITIONS DURING NOTICE PERIOD. The Company shall not be entitled to redeem the Preferred Shares on a Date of Redemption at the Election of the Company, unless each of the following conditions are satisfied as of the date of the Notice of Redemption at the Company's Election and on each day from such date until and including the later of the Date of Redemption at the Company's Election and the date on which the Company pays the applicable Redemption Price:

                   (i) The Company's stockholders shall have approved the issuance of the Securities (as defined below) on or prior to the Date of Redemption at the Company's Election;

                   (ii) The Registration Statement shall be effective and available for the sale of no less than 125% of the sum of (A) the number of Conversion Shares then issuable upon the conversion of all outstanding Preferred Shares, including the Conversion Shares to be issued pursuant to this Conversion at the Company's Election, (B) the number of Warrant Shares then issuable upon exercise of all outstanding Warrants and (C) the number of Conversion Shares and Warrant Shares that are then held by the holders of the Preferred Shares;

                   (iii) The Common Stock is designated for quotation on the Nasdaq National Market or a national securities exchange and is not suspended from trading;

                   (iv) The Average Daily Trading Dollar Volume (as defined in Section 2(h)) is not less than $250,000;

                   (v) The Company shall have delivered Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants to the Buyers on a timely basis as set forth in Section 2(f)(ii) of this Certificate of Designations and Sections 2(a) and 2(b) of the Warrants, respectively; and

                   (vi) the Company otherwise has satisfied its obligations and is not in default under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement.

         (5)  COMPANY'S RIGHT TO REDEEM IN LIEU OF CONVERSION.
    (a) Notwithstanding Section 2 or anything herein to the contrary but subject to Section 5(e) below, at any time after the Issuance Date, the Company may elect to redeem Preferred Shares submitted for conversion in lieu of converting such Preferred Shares, provided that the Conversion Rate for such Preferred Shares on the date submitted for conversion is less than $5.00 per share (a "COMPANY REDEMPTION IN LIEU OF CONVERSION"). If the Company elects to redeem some, but not all, of the Preferred Shares submitted for conversion, the Company shall redeem an amount from each holder of Preferred Shares submitted for conversion on the applicable date a number of Preferred Shares equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares submitted for conversion which the Company elects to redeem.

              (b) REDEMPTION PRICE OF COMPANY REDEMPTION IN LIEU OF CONVERSION. The "REDEMPTION PRICE OF COMPANY REDEMPTION IN LIEU OF CONVERSION" shall be an amount per Preferred Share equal to the product of
    (i) the Conversion Rate of the Preferred Shares on the date such Preferred Shares are submitted for conversion and (ii) the last reported sale price of the Common Stock (as reported by Bloomberg) on the date the applicable Preferred Shares are submitted for conversion.

              (c) MECHANICS OF COMPANY REDEMPTION IN LIEU OF CONVERSION. The Company shall exercise its right to redeem by delivering written notice by facsimile and overnight courier ("NOTICE OF COMPANY REDEMPTION IN LIEU OF CONVERSION") to (i) each holder of the Preferred Shares and (ii) the Transfer Agent. Such Notice of Company Redemption in Lieu of Conversion at the Company's Election shall indicate (A) the maximum, if any, aggregate Redemption Price of Company Redemption in Lieu of Conversion which the Company is willing to expend for Company Redemption in Lieu of Conversion,
    (B) confirm the time period during which the Company may effect Company Redemption in Lieu of conversion, which period shall begin on and include the date which is five business days after the date of receipt by all of the holders' of the Notice of Redemption in Lieu of Conversion and shall end on and include the date which is 30 calendar days after the fifth business day following the date of receipt by all of the holders of the Notice of Redemption in Lieu of Conversion (the "REDEMPTION IN LIEU OF CONVERSION PERIOD"). The

    Company may terminate a Redemption in Lieu of Conversion Period at any time with respect to Preferred Shares which have not been submitted for conversion by delivering written notice of such termination to each holder of Preferred Shares by facsimile and overnight courier. Any Preferred Shares submitted for conversion after the termination of the Redemption in Lieu of Conversion Period or the redemption price of which is in excess of the maximum aggregate Redemption Price of Company Redemption in Lieu of Conversion shall be converted in accordance with Section 2.

              (d) PAYMENT OF REDEMPTION PRICE. The Company shall pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to the holder of the Preferred Shares being redeemed in cash within a number of days after the termination or expiration of the Redemption in Lieu of Conversion Period equal to (i) five days if the number of Preferred Shares presented for conversion and subject to redemption is less than or equal to 200 Preferred Shares, (ii) 10 days if the number of Preferred Shares presented for conversion and subject to redemption is greater than 200 but less than or equal to 400 Preferred Shares, (iii) 15 days if the number of Preferred Shares presented for conversion and subject to redemption is greater than 400 but less than or equal to 600 Preferred Shares, (iv) 25 days if the number of Preferred Shares presented for conversion and subject to redemption is greater than 600 but less than or equal to 800 Preferred Shares and (v) 35 days if the number of Preferred Shares presented for conversion and subject to redemption is greater than 800. If the Company shall fail to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to such holder on a timely basis as described in this
    Section 5(d), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.5% per month until paid in full. Until the Company pays such unpaid applicable Redemption Price of Company Redemption in Lieu of Conversion full to each holder, each holder of Preferred Shares submitted for redemption pursuant to this Section 5 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid, shall have the option (the "VOID COMPANY REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to each holder all of the Preferred Shares that were submitted for redemption by such holder under this Section 5 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID COMPANY REDEMPTION NOTICE"). Upon the Company's receipt of such Void Company Redemption Notice(s) and prior to payment of the full applicable redemption price to each holder, (i) the Company's Redemption in Lieu of Conversion shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable redemption price has not been paid, (ii) the Company shall immediately return any Preferred Shares submitted to the Company by each holder for redemption under this Section 5 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid and (iii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Rate applicable to such conversion on the date on which such Preferred Shares were originally presented for conversion and (B) the Conversion Rate which would have been effect if such Preferred Shares were presented for conversion on the business day immediately following the last day on which the Company could have effected a timely Company Redemption in Lieu of Conversion. Notwithstanding the foregoing, if the Company fails to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to a holder within the time period described in this Section 5(d) due to a dispute as to the arithmetic calculation of the Redemption Price of Company Redemption in Lieu of Conversion, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Redemption Price of Company Redemption in Lieu of Conversion" being substituted for the term "Conversion Rate." If the Company fails to timely effect a Company Redemption in Lieu of Conversion in accordance with this Section 5, the Company shall not be allowed to submit another Notice of Company Redemption in Lieu of Conversion without the prior written consent of the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding.

              (e) COMPANY MUST HAVE IMMEDIATELY AVAILABLE FUNDS OR CREDIT FACILITIES. The Company shall not be entitled to send any Notice of Company Redemption in Lieu of Conversion pursuant to Section 5(b) above and begin the redemption procedure under this Section 5, unless it has:

                   (i) the full amount of the Redemption Price of Company Redemption in Lieu of Conversion in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                   (ii) credit facilities, with a bank or similar financial institutions that are immediately available and unrestricted for use in redeeming the Preferred Shares, in the full amount of the Redemption Price of Company Redemption in Lieu of Conversion;

                   (iii) a written agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to a Company Redemption in Lieu of Conversion; or

                   (iv) a combination of the items set forth in the preceding clauses (i), (ii) and (iii), aggregating the full amount of the Redemption Price of Company Redemption in Lieu of Conversion.

         (6)  INABILITY TO FULLY CONVERT.

              (a) HOLDER'S OPTION IF COMPANY CANNOT FULLY CONVERT. If, upon the Company's receipt of a Conversion Notice, the Company can not issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities, including without limitation the Exchange Cap, from issuing all of the Common Stock which is to be issued to a holder of Preferred Shares pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 2(f) above and, with respect to the unconverted Preferred Shares, the holder, solely at such holder's option, can elect to:

                   (i) require the Company to redeem from such holder those Preferred Shares for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("MANDATORY REDEMPTION") at a price per Preferred Share (the "MANDATORY REDEMPTION PRICE") equal to the Redemption Price as of such Conversion Date;

                   (ii) if the Company's inability to fully convert Preferred Shares is pursuant to Section 6(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f) above;

                   (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted Preferred Shares that were to be converted pursuant to such holder's Conversion Notice; or

                   (iv) if the Company's inability to fully convert Preferred Shares is pursuant to the Exchange Cap described in Section 6(a)(y) above, require the Company to issue shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f) above at a Conversion Price equal to the Market Price of the Common Stock for the five consecutive trading days preceding such holder's Notice in Response to Inability to Convert (as defined below).

              (b) MECHANICS OF FULFILLING HOLDER'S ELECTION. The Company shall immediately send via facsimile to a holder of Preferred Shares, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 6(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "INABILITY TO FULLY CONVERT NOTICE"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Preferred Shares which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder must within five (5) business days of receipt of such Inability to Fully Convert Notice deliver written notice via facsimile to the Company ("NOTICE IN RESPONSE TO INABILITY TO CONVERT") of its election pursuant to Section 6(a) above.

              (c) PAYMENT OF REDEMPTION PRICE. If such holder shall elect to have its shares redeemed pursuant to Section 6(a)(i) above, the Company shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert. If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 6(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.5% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those Preferred Shares for which the full Mandatory Redemption Price has not been paid and receive back such Preferred Shares. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such thirty (30) days time period due to a dispute as to the determination of the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate".

              (d) PRO-RATA CONVERSION AND REDEMPTION. In the event the Company receives a Conversion Notice from more than one holder of Preferred Shares on the same day and the Company can convert and redeem some, but not all, of the Preferred Shares pursuant to this Section 6, the Company shall convert and redeem from each holder of Preferred Shares electing to have Preferred Shares converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being converted and redeemed at such time.

         (7) REISSUANCE OF CERTIFICATES. In the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been so converted or redeemed.

         (8) RESERVATION OF SHARES. The Company shall, so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 150% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible; provided further that such shares of Common Stock so reserved shall be allocated for issuance upon conversion of Preferred Shares pro rata among the holders of Preferred Shares based on the number of Preferred Shares held by such holder relative to the total number of authorized Preferred Shares.

         (9) VOTING RIGHTS. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Certificate of Designations.

         (10) LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the

    Company, an amount per Preferred Share equal to the sum of (i) $10,000 and
    (ii) an amount equal to the product of (.06) (N/365) ($10,000) (such sum being referred to as the "LIQUIDATION VALUE"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Preferred Funds (the "PARI PASSU SHARES"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

         (11) PREFERRED RANK. All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Delaware Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

         (12) RESTRICTION ON REDEMPTION AND CASH DIVIDENDS WITH RESPECT TO OTHER CAPITAL STOCK. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

         (13) LIMITATION ON NUMBER OF CONVERSION SHARES. The Company shall not be obligated to issue, in the aggregate, more than 1,975,120 shares of Common Stock (such amount to be proportionately and equitably adjusted from time to time in the event of stock splits, stock dividends, combinations, reverse stock splits, reclassification, capital reorganizations and similar events relating to the Common Stock) (the "EXCHANGE CAP") upon conversion of the Preferred Shares, if issuance of a larger number of shares of Common Stock would constitute a breach of the Company's obligations under the rules or regulations of The Nasdaq Stock Market, Inc. or any other principal securities exchange or market upon which the Common Stock is or becomes traded. The Exchange Cap shall be allocated among the Preferred Shares pro rata based on the total number of authorized Preferred Shares.

         (14) VOTE TO CHANGE THE TERMS OF PREFERRED SHARES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for any change to this Certificate of

    Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares.

         (15) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

    IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Dr. Edward W. Savarese, its Chief Executive Officer, as of the 21st day of August, 1997.

                             IMAGING TECHNOLOGIES CORPORATION


                             By:
                                   ------------------------------------------
                             Name: Dr. Edward W. Savarese
                             Its:  Chief Executive Officer

                                      EXHIBIT I

                           IMAGING TECHNOLOGIES CORPORATION
                                  CONVERSION NOTICE


Reference is made to the Certificate of Designations, Preferences and Rights of Series C Redeemable Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C Redeemable Convertible Preferred Stock, par value $1,000 per share (the "PREFERRED SHARES"), of Imaging Technologies Corporation, a Delaware corporation (the "COMPANY"), indicated below into shares of Common Stock, par value $.005 per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

    Date of Conversion:
                           ---------------------------------------------------

    Number of Preferred Shares to be converted:
                                                  ----------------------------

    Stock certificate no(s). of Preferred Shares to be converted:
                                                                    ----------

Please confirm the following information:

    Conversion Price:
                        ------------------------------------------------------

    Number of shares of Common Stock
    to be issued:
                    ----------------------------------------------------------

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

    Issue to:
                           ---------------------------------------------------
                           ---------------------------------------------------
                           ---------------------------------------------------
                           ---------------------------------------------------

    Facsimile Number:
                           ---------------------------------------------------

    Authorization:
                           ---------------------------------------------------
                           By:
                               ----------------------------------------------
                           Title:
                                   ------------------------------------------

    Dated:
                           ---------------------------------------------------

    Account Number:
      (if electronic book entry transfer):
                                            ---------------------------------

    Transaction Code Number
      (if electronic book entry transfer):
                                            ---------------------------------